UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2012

Cyalume Technologies Holdings, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-52247	20-3200738
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 Windsor Street, West Springfield, Massachusetts		01089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(413) 858-2500

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant.

On May 1, 2012, as directed by its Audit Committee of the Board of Directors (“the Audit Committee”), Cyalume Technologies Holdings, Inc. (the “Company”) dismissed Grant Thornton LLP as its independent registered public accounting firm.  The audit report of Grant Thornton LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The consolidated financial statements of the Company as of and for the year ended December 31, 2010 were audited by CCR LLP. Grant Thornton LLP subsequently succeeded to the practice of such firm.

During the two most recent fiscal years ended December 31, 2011 and through the period ended May 1, 2012, there have been no disagreements with Grant Thornton LLP or with CCR LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused Grant Thornton LLP to make reference to the subject matter of such disagreements in their report on the financial statements.

During the two most recent fiscal years ended December 31, 2011 and through the period ended May 1, 2012, there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

On May 1, 2012, the Company notified Grant Thornton LLP about its decision and requested that Grant Thornton LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements.  A copy of such letter, dated May 3, 2012, is filed as Exhibit 16 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
16	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated May 3, 2012 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyalume Technologies Holdings, Inc.

May 4, 2012	By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
16	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated May 3, 2012 regarding change in certifying accountant.